Exhibit 99.3

MIDWAVE CORPORATION

AUDITED FINANCIAL STATEMENTS

DECEMBER 25, 2010 and DECEMBER 26, 2009

CONTENTS

Page

Independent Auditor’s Report	2

Financial Statements

Balance Sheet	3
Statements of Operations	4
Statements of Stockholders’ Equity	5
Statements of Cash Flows	6
Notes to the Financial Statements	7 - 12

INDEPENDENT AUDITOR’S REPORT

Stockholders and Board of Directors

Midwave Corporation

Eden Prairie, Minnesota

We have audited the accompanying balance sheets of Midwave Corporation as of December 25, 2010 and December 26, 2009, and the related statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Midwave Corporation as of December 25, 2010 and December 26, 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

March 31, 2011

Midwave Corporation

Balance Sheets

	December 25, 2010	December 26, 2009
Assets
Current assets
Cash and cash equivalents	$3,701,143	$6,734,366
Accounts receivable, net	8,303,502	7,453,237
Prepaid expenses	355,688	234,254
Total current assets	12,360,333	14,421,857
Property and equipment, net	581,927	724,862
Total assets	$12,942,260	$15,146,719

Liabilities and Stockholders’ Equity
Current liabilities
Wholesale lines of credit	$3,699,945	$4,376,473
Accounts payable	3,126,564	4,516,320
Accrued compensation	985,017	970,042
Accrued expenses	430,666	385,990
Customer deposits	510,408	807,302
Deferred rent	58,947	84,679
Current portion of capital lease obligations	21,220	67,610
Current portion of long term debt	—	107,782
Total current liabilities	8,832,767	11,316,198
Capital lease obligations, net of current portion	—	20,974
Total liabilities	8,832,767	11,337,172

Stockholders’ equity
Common stock, $.001 par value per share, 15,000,000 shares authorized, 5,700,000 shares issued and outstanding as of December 25, 2010 and December 26, 2009, respectively	5,700	5,700
Additional paid in capital	625,120	620,120
Retained earnings	3,478,673	3,183,727
Total stockholders’ equity	4,109,493	3,809,547
Total liabilities and stockholders’ equity	$12,942,260	$15,146,719

The accompanying notes are an integral part of these financial statements.

Midwave Corporation

Statements of Operations

	Twelve Months Ended
	December 25, 2010	December 26, 2009

Net sales	$62,379,172	$66,910,743

Cost of goods sold	51,386,169	55,824,735

Gross profit	10,993,003	11,086,008

Selling, general and administrative expense	9,637,099	9,667,469

Operating income	1,355,904	1,418,539

Other income (expense)
Interest income	18,525	28,844
Interest expense	(7,357)	(20,316)
Net other income	11,168	8,528

Net income	$1,367,072	$1,427,067

The accompanying notes are an integral part of these financial statements.

Midwave Corporation

Statements of Stockholders’ Equity

				Retained
	Common Stock		Additional	Earnings
	Shares	Amount	Paid-in Capital	(Deficit)	Total
Balances, December 27, 2008	5,700,000	$5,700	$606,165	$2,732,192	$3,344,057
Distributions	—	—	—	(975,532)	(975,532)
Compensation expense related to vesting of stock options	—	—	13,955	—	13,955
Net income	—	—	—	1,427,067	1,427,067
Balances, December 26, 2009	5,700,000	5,700	620,120	3,183,727	3,809,547
Distributions	—	—	—	(1,072,126)	(1,072,126)
Compensation expense related to vesting of stock options	—	—	5,000	—	5,000
Net income	—	—	—	1,367,072	1,367,072
Balances, December 25, 2010	5,700,000	$5,700	$625,120	$3,478,673	$4,109,493

The accompanying notes are an integral part of these financial statements.

Midwave Corporation

Statements of Cash Flows

	Twelve Months Ended
	December 25, 2010	December 26, 2009
Cash flows provided by (used in) operating activities:
Net income	$1,367,072	$1,427,067
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	429,188	472,525
Compensation expense related to vesting of stock options	5,000	13,955
Changes in operating assets and liabilities
Accounts receivable	(850,265)	3,518,575
Inventories	—	23,625
Prepaid expenses	(121,434)	(63,814)
Wholesale line of credit	(676,528)	1,412,772
Accounts payable	(1,389,756)	(1,144,674)
Accrued compensation	14,975	(187,252)
Accrued expenses	44,676	9,248
Customer deposits	(296,894)	310,694
Deferred rent	(25,732)	(115,092)
Net cash flows provided by (used in) operating activities	(1,499,698)	5,677,629

Cash flows used in investing activities:
Purchases of property and equipment	(286,253)	(108,667)

Cash flows used in financing activities:
Payments on capital lease obligations	(67,364)	(62,160)
Payments on long-term debt	(107,782)	(135,424)
Distributions to stockholders	(1,072,126)	(975,532)
Net cash flows used in financing activities	(1,247,272)	(1,173,116)

Net change in cash and cash equivalents	(3,033,223)	4,395,846
Cash and cash equivalents, beginning of year	6,734,366	2,338,520
Cash and cash equivalents, end of year	$3,701,143	$6,734,366

Supplementary cash flow disclosures
Cash paid for interest	$7,357	$20,316

Noncash investing and financing activities
Equipment acquired with capital lease obligation	$—	$55,305

The accompanying notes are an integral part of these financial statements.

MIDWAVE CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

December 25, 2010

1.             Summary of Significant Accounting Policies

Nature of Operations

Midwave Corporation (the Company) sells, designs, implements, and supports enterprise server, internetworking, information security products and services to customers throughout the Midwest.

Fiscal Year

The Company has a 4-5-4 retail accounting year-end which ends on the last Saturday closest to the end of the calendar year.

Cash and Cash Equivalents

The Company defines cash and cash equivalents as highly liquid, short-term investments with a maturity at the date of acquisition of three months or less. The Company maintains its cash in financial institutions. The balances, at times, may exceed federally insured limits.

Accounts Receivable

Accounts receivable have been reduced by an allowance for uncollectible accounts of $150,000 at both December 25, 2010 and December 26, 2009. The Company believes all accounts receivable in excess of the allowance are fully collectible. On a periodic basis, the Company evaluates its accounts receivable based on history of past write-offs, collections and current credit conditions. If accounts receivable in excess of the provided allowance are determined uncollectible, they are charged to expense in the year that determination is made. The Company performs ongoing credit evaluations of its customers. Past due accounts are determined based on individual customer circumstances. The Company does not accrue interest on outstanding accounts receivable balances. The Company extends unsecured credit to customers in the normal course of business.

Revenue Recognition

Revenues from sales of hardware are recognized upon shipment. The Company generally acts as a distributor for its suppliers and retains product returns and/or collection risk. Occasionally, the Company’s sales activities are similar to that of an agent. Generally, agent sales occur when the Company has no product return, credit collection, or warranty risk. In these cases, the Company will record revenue net of amounts paid to third parties.

The Company recognizes software license revenue when the software has been delivered, a signed contract exists, the fee is fixed and determinable, collection of resulting receivables is probable, and product returns are reasonably estimable.

The Company sells third-party maintenance agreements and recognizes all revenue and associated costs for these arrangements at the expiration of the cancellation period which is generally the start of the maintenance period. Revenue from maintenance is recognized at the start of the maintenance period, as the Company is not required to perform any services related to the maintenance.

Service fees are recognized as revenue when earned, which is generally as the service is performed.

Sales Tax

The Company collects sales taxes from customers and remits it to governmental authorities. The Company’s policy is to present taxes imposed on revenue producing transactions on a net basis.

Property and Equipment

Property and equipment consists of computer equipment, furniture, software, and leasehold improvements and are stated at cost. Property and equipment under capital leases are stated at the present value of minimum lease payments. Maintenance, repairs and minor renewals are expensed when incurred.

Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, which generally range from three to seven years. Property and equipment held under capital lease and leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

Shipping and Handling Costs

Shipping and handling costs charged to customers have been included in net sales. Shipping and handling costs incurred by the Company have been included in cost of goods sold.

Income Taxes

The Company is not a taxpaying entity for federal and state income tax purposes. Each stockholder’s allocable share of the Company’s taxable income or loss is taxed on the stockholder’s income tax returns. No provision or liability for federal or state income taxes has been included in the financial statements.

With few exceptions, the Company is no longer subject to U.S. federal, state or local income tax examinations by tax authorities for the fiscal years before 2007. The Company is not currently under examination by any taxing jurisdiction. In the event of any future tax assessments, the Company has elected to record the income taxes and any related interest and penalties as income tax expense on the Company’s statements of operations.

Advertising

Advertising costs are charged to operations when incurred. Advertising expense was $90,720 and $198,800 for the years ended December 25, 2010 and December 26, 2009.

Stock-based Compensation

The Company measures and recognizes compensation expense for all stock-based payments at fair value. The financial statements for the years ended December 25, 2010 and December 26, 2009 recognize compensation cost for the portion of outstanding awards which have vested during the year. The Company recognizes stock-based compensation costs on a straight-line basis over the requisite service period of the award, which is generally the option vesting term.

The Company has granted stock options over the years to management under an approved stock option plan. As of December 25, 2010, 105,500 stock options are outstanding. The fair value of each option grant was determined as of the grant date, utilizing the Black Scholes option pricing model. The Company calculates expected volatility for stock options using historical volatility of a computer tech industry index as the Company believes the expected volatility will approximate historical volatility. Based on these valuations, the Company recognized compensation expense of $5,000 and $13,955 for the years ended December 25, 2010 and December 26, 2009. The amortization of each grant will continue over the remainder of the vesting period of each option grant.

There were no stock options granted during the years ended December 25, 2010 and December 26, 2009.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss will be recognized when the estimated future cash flows from the use of the asset are less than the carrying amount of that asset. To date, there have been no such losses.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

2.             Property and Equipment, net

The major categories of property and equipment at December 25, 2010 and December 26, 2009 are summarized as follows:

	December 25, 2010	December 26, 2009

Computer equipment	$1,737,271	$1,527,970
Furniture and fixtures	203,256	193,518
Software	754,653	754,653
Leasehold improvements	67,214	134,867

Total	2,762,394	2,611,008

Less: accumulated depreciation and amortization	(2,180,467)	(1,886,146)

Net	$581,927	$724,862

Depreciation and amortization expense was $429,188 and $472,525 for the years ended December 25, 2010 and December 26, 2009.

3.             Wholesale Lines of Credit

On July 2, 2004, the Company entered into an agreement for wholesale financing (AWF) and business financing with a finance corporation. Termination of the agreement will occur with 30 days written notification by either party. The AWF extends credit to the Company to purchase inventory from the financer’s approved vendors. Extension of credit is at the sole discretion of the finance company. The Company may borrow up to an aggregate of $8,000,000 from the financer. Of the aggregate balance, the Company may borrow up to $1,000,000 under the Accounts Receivable Facility, limited to 85% of eligible accounts. The Inventory Floorplan Credit Facility has a borrowing limit of $8,000,000, but at no time may the aggregate borrowings of both facilities exceed $8,000,000. Specific credit terms vary according to multiple factors such as vendor discounts, payment terms or other incentives and therefore are not included in the agreement. Upon agreeing to finance an item of inventory, the financer will send a statement of transaction (SOT) for such inventory purchase with the applicable payment terms. The Company has 15 days to decline in writing.

The AWF is secured by substantially all of the Company’s assets. The Company had outstanding credit of $3,699,945 and $4,376,473 at December 25, 2010 and December 26, 2009. The above agreement of wholesale financing is subject to a covenant requiring the Company to maintain a required level of tangible net worth and subordinated debt. The Company had met all required terms as of December 25, 2010.

4.             Capital Lease Obligation

The Company leases certain equipment under a capital lease expiring in January 2012. The lease bears interest at 7.9% and is secured by the equipment under lease. Total cost and accumulated amortization of the leased equipment was $270,772 and $230,108 at December 25, 2010 and $270,772 and $190,790 at December 26, 2009. Amortization expense has been included in depreciation expense.

Future minimum lease payments are as follows for the years ending:

December 25, 2011	$22,211
Total	22,211
Less: amounts representing interest	(991)
Present value of future minimum lease payments	21,220
Less: current portion	(21,220)
Capital lease obligation, net of current portion	$—

In March 2011, the Company acquired certain assets under a capital lease agreement with U.S. Bancorp Equipment Finance, Inc. for approximately $370,000. Monthly payments of approximately $6,800 begin April 1, 2011.

5.             Long-term Debt

In September 2007, the Company entered into a promissory note payable with a bank for $400,000. The note was paid in full in September 2010.

6.             Stock Options

The Company’s 1999 Stock Option Plan (the Plan) provides for issuance of up to an aggregate of 750,000 shares of common stock to employees and directors. The Plan provides for the issuance of incentive and nonqualified stock options.

Under the Plan, the exercise price for incentive stock options is at least 100% of the fair market value on the date of the grant and is at least 110% of the fair market value on the date of the grant for persons with greater than 10% of the voting power of all classes of stock. Under the Plan, the exercise price for nonqualified stock options is at least 85% of the fair market value on the date of the grant.

Options generally expire in ten years; however, incentive stock options may expire in five years if the optionee owns stock representing more than 10% of the voting power of all classes of stock. Vesting periods are determined by the board of directors and generally provide for shares to vest ratably over four years.

Stock options outstanding under the Plan are as follows:

	Options	Weighted average exercise price per share	Aggregate intrinsic value
Outstanding at December 27, 2008	452,500	$1.40
Forfeited	(72,500)	1.09
Expired	(70,000)	1.00

Outstanding at December 26, 2009	310,000	$1.56	$292,500
Exercisable at December 26, 2009	292,500	$1.50	$292,500

Outstanding at December 26, 2009	310,000	$1.56
Forfeited	(7,500)	1.50
Expired	(197,000)	1.28

Outstanding at December 25, 2010	105,500	$2.07	$8,875
Exercisable at December 25, 2010	100,500	$2.05	$8,875

The range of exercise prices was $1.50 - $2.50 at December 25, 2010. The aggregate intrinsic value in the preceding table represents the total pretax intrinsic value, based on the fair value of the Company’s stock, which theoretically could have been received by option holders had all option holders exercised their options as of December 25, 2010 and December 26, 2009.

The weighted average remaining contractual life of the stock options outstanding was 4.16 and 2.41 years at December 25, 2010 and December 26, 2009.

7.             Retirement Plan

The Company’s employees are eligible to participate in a 401(k) profit sharing plan. Contributions to the plan are determined annually by the Company. Company contributions were $186,412 and $193,671 for the years ended December 25, 2010 and December 26, 2009.

8.             Commitments and Contingencies

Operating Lease

The Company leases its office space under a noncancelable operating lease that expires February 2016. Under the lease, rent payment was deferred for the first five months of occupancy. Monthly base rent increases from $21,185 to $23,023. The Company must also pay its pro rata share of real estate taxes and operating expenses.

Future minimum lease payments are as follows for the years ending December:

December 25, 2010
2011	$212,854
2012	259,769
2013	264,981
2014	270,194
2015	275,407
2016	46,046
Total	$1,329,251

Rent expense, including operating expenses, was $724,641 and $592,365 for the years ended December 25, 2010 and December 26, 2009.

Major Customers

One customer accounted for approximately 20% of total accounts receivable at December 25, 2010. Another customer and its affiliates accounted for approximately 12% of total accounts receivable and 12% of total sales for the year ended December 26, 2009.

Buy-Sell Agreement

The Company and its stockholders have entered into a buy-sell agreement that restricts the ability of the stockholders to dispose of or transfer their shares of stock. The Company is required to purchase all of the shares from either stockholder in the event of their death, as long as the Company has funds legally available to do so. The Company also has the option to purchase the shares of the minority stockholder in the event of permanent disability, incompetency, offer for sale, transfer by legal process, bankruptcy, or termination of employment. The Company and its stockholders can set the fair value of the shares at any time for purposes of this agreement.

9.             Subsequent Events

The Company has evaluated subsequent events through March 31, 2011, the date these financial statements were available to be issued, for events requiring recording or disclosure in the financial statements.